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                                                                   Exhibit 10(h)

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (the "Agreement"), dated as of the 18th day of November, 1996, between THE FRESH JUICE COMPANY OF CALIFORNIA, INC. (the "Company"), having offices at 875 West Eighth Street, Azusa, California, 91702-2247, a wholly owned subsidiary of THE FRESH JUICE COMPANY, INC., a Delaware corporation, and Jeffrey P. Heavirland, an individual residing at
____________________________.

                  WHEREAS, on November 18, 1996 the Company entered into an agreement to merge with Hansen's Juices, Inc., a California corporation, pursuant to the terms of that certain Merger Agreement dated November 18, 1996 by and among The Fresh Juice Company, Inc., the Company, Hansen's Juices, Inc., Gary Hansen, Jeffrey Heavirland, Anthony Kane, Burton S. Rosky and Leatrice J. Rosky Family Trust of 1995, Gary Todd, David Burger and Timothy Kane (the "Merger Agreement"); and

                  WHEREAS, in connection with such merger, the Company desires to employ the Employee upon the terms and conditions set forth below; and

                  WHEREAS, the Employee desires to accept such employment upon the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                  1.   EMPLOYMENT, DUTIES AND ACCEPTANCE.

                  1.1. EMPLOYMENT. The Company hereby employs the Employee to serve as its President and Chief Executive Officer with such powers and duties as the Board of Directors of the Company shall assign or vest in him at any time and from time to time.
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                  (b) The Employee's services hereunder will be rendered at the
Company's principal executive offices in California, or such other place as the Company may direct from time to time. It is understood and agreed, however, that during the Term (as defined in Section 3 below) the Employee's duties may require periods of travel from time to time as the Company may request.

                  1.2. ACCEPTANCE OF EMPLOYMENT. (a) The Employee hereby accepts such employment and agrees to serve as described in Section 1.1 hereof.

                  (b) The Employee shall report to the Board of Directors and the Chief Executive Officer of the Company.

                  (c) The Employee shall not, during the Term (as defined in Section 3 below), actively engage in any other business activity unless the Employee has previously advised the Board of Directors of the Company in writing of such proposed business activity and the Board of Directors of the Company specifically advises the Employee in writing that it consents thereto.

                  (d) The Employee further agrees to accept election and to serve during all or any part of the Term as an officer and director of the Company, its parent company, The Fresh Juice Company, Inc. or any one or more of the Company's or the Parent Company's direct or indirect subsidiaries or affiliates (together, "Subsidiaries" and each, a "Subsidiary"), without any additional compensation therefor other than that specified in this Agreement, if so elected or appointed to any such position by the stockholders or Board of Directors of the Company, the Parent Company or of any Subsidiary.

                  (e) The Employee agrees to dedicate at least 40 hours per week for 49 weeks of the year towards employment at the Company.


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                  2.   EFFECTIVE DATE.

                  This Agreement shall become effective on the later of December 1, 1996, or such date on which the transactions contemplated in the Merger Agreement have closed and have become effective (the "Effective Date").

                  3.   TERM OF EMPLOYMENT.

                  Subject to the provisions of Section 12 hereof, the term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years (the "Term").

                  4.   COMPENSATION.

                  4.1. SALARY; ANNUAL BONUS. (a) As compensation for all services to be rendered by the Employee, to or at the request of the Company or any of its subsidiaries, pursuant to this Agreement, the Company agrees to pay the Employee a minimum annual salary of $150,000 (which salary includes all compensation received from, or paid by, the Company, the Parent Company and any Subsidiary to the Employee) plus an annual bonus, which bonus, if any, shall be determined by the Board of Directors of the Company. Such salary shall be payable in equal weekly installments.

                  4.2. BENEFITS. Commencing on the date hereof until such time as otherwise determined by the Board of Directors of the Company, the Employee shall continue to participate in and enjoy the benefits of the health insurance and 401(k) plan in effect at the Company existing immediately prior to the date hereof; and thereafter the Employee shall be entitled to participate in and enjoy the benefits of any retirement, pension, health insurance, or other similar plan or plans which may be instituted by the Company for the benefit of its executive officers or employees generally, upon such terms as may be therein provided.


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                  4.3. STOCK OPTIONS.

                  On the Effective Date, Employer shall grant Employee an option to purchase 60,000 shares of the Common Stock of The Fresh Juice Company, Inc. pursuant to the terms of the Incentive Stock Option Agreement annexed hereto as Exhibit A and subject to The Fresh Juice Company, Inc.'s 1996 Incentive Stock Option Plan.

                  5. AUTOMOBILE. The Company shall provide the Employee with an appropriate car allowance or the use of an automobile while he is employed by the Company. In the event an automobile is provided instead of an automobile allowance, the automobile will be of such make and model as the Employee shall reasonably determine. The Company agrees to pay all costs of operating, maintaining, servicing, repairing and insuring said automobile along with the business related costs of any car phone which the Employee has or elects to have installed in such automobile. In the event this Agreement continues beyond the initial three-year Term, the Company shall provide the Employee with a new automobile every three years while he is employed by the Company.

                  6. VACATION, HOLIDAYS AND PERSONAL DAYS. (a) The Employee shall receive a paid vacation of three (3) weeks a year during the term of this Agreement. In the event there is any unused vacation time due to the Employee upon termination of his employment with the Company, he shall be paid for such unused vacation time. Unused vacation time shall not accrue from year to year.

                  (b) The Employee shall be entitled to as many holidays and personal days as are in accordance with the Company's policy then in effect for its executive officers generally upon such terms as may be provided to all executive officers of the Company generally.


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                  7. EXPENSES. The Company recognizes that the Employee will incur expenses in connection with his duties hereunder and the business of the Company for items such as entertaining, travel, hotels, gifts and similar items. The Company agrees to provide the Employee with a corporate American Express Card in order to pay such expenses and to otherwise reimburse the Employee for, all such expenses paid or incurred by him (and/or, if requested by the Employee, to advance the Employee amounts required to cover such expenses).

                  8. DISABILITY. In the event the Employee becomes ill or disabled during the duration of this Agreement, so that he is unable to perform his duties to the Company hereunder, this Agreement shall continue in full force and effect and the Employee's compensation and other benefits required to be paid or maintained for the Employee by the Company shall continue to be paid and maintained by the Company during the duration of such illness or disability; provided, however, that in the event the Employee is ill or disabled for a continuous period of six months or longer during which time he is unable to effectively perform his duties to the Company hereunder, the Company shall have the right, at its option, at any time during the continuance of said illness or disability, after the said six month period, to terminate this Agreement upon 60 days written notice to the Employee.

                  9. OTHER BENEFITS. This Agreement shall not be deemed to be in lieu of any rights, benefits or privileges to which the Employee may be entitled as an employee of the Company under any retirement, pension, profit sharing, stock option, incentive or other bonus, life insurance, disability insurance or other plan or plans which may be adopted by the Company, it being understood that the Employee shall have the same rights and privileges to participate in


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such plans and benefits as any other employee of the Company during the duration of his employment.

                  10. TERMINATION FOLLOWING CHANGE IN CONTROL. If a Change in Control of the Company shall have occurred prior to the termination of the Employee's employment or the termination of the Employee's employment is occurring in connection with a Change in Control of the Company, the Employee shall be entitled to the benefits provided in Section 10 hereof upon the subsequent termination of his employment during the term of this Agreement or any renewal period, as the case may be, unless such termination is (i) because of the Employee's death or retirement (as described in Sections 12(a) and 12(b)), (ii) by the Company for Cause (as defined in Section 12(c) or disability (as discussed in Section 8, or (iii) by the Employee other than for Good Reason (as defined below).

                  (a) Good Reason. In connection with a Change in Control, the Employee shall be entitled to terminate his employment for Good Reason and such termination by the Employee shall be deemed to be termination of the Employee by the Company. For purposes of this Agreement, "Good Reason" shall mean without the Employee's express written consent, the occurrence, after a Change in Control of the Company, of any of the following circumstances, unless in the case of clauses (i), (v), (vi) or (vii) below, such circumstances are fully corrected prior to the date of termination specified in the "Notice of Termination" required by subsection 10(b) hereto:

                  (i) the assignment to the Employee of any duties inconsistent with the Employee's status as a senior executive officer of the Company or a substantial alteration


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         in the nature or status of the Employee's responsibilities from those in effect immediately prior to a Change in Control of the Company;

                  (ii) a reduction by the Company in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                  (iii) a new Company requirement is instituted which requires the Employee to change his work location to a location different from that before the Change in Control but not including (a) a requirement that the Employee travel on the Company's business to an extent substantially consistent with his present business travel obligations, or (b) a change of the location of the Company's principal offices of not more than thirty (30) miles from the location of the Company's principal offices prior to such change;

                  (iv) the failure by the Company, without the Employee's consent, to pay the Employee any portion of his current compensation, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

                  (v) the failure by the Company to continue in effect any compensation plan in which the Employee participates immediately prior to the Change in Control of the Company which is material to the Employee's total compensation, or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an on-going substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control of the Company, or the failure by the Company to continue the Employee's participation therein;


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                  (vi)  the failure by the Company to continue to provide the
         Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of a Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of the Change in Control of the Company, or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled to under this or any subsequent Employment Agreement then in effect or on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                  (vii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 13 hereof.

                  The Employee's right to terminate his employment pursuant to this Subsection 10(a) shall not be affected by his incapacity due to physical or mental illness. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

                  (b) Notice of Termination. Any purported termination by the Company or by the Employee shall be communicated by written notice of termination ("Notice of Termination") to the other party hereto in accordance with Section 15 hereof and shall state the grounds for


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termination and the effective date thereof. Any purported termination of the
Employee's employment which is not effected pursuant to a Notice of Termination shall not be effective in discharging the Employee.

                  11. COMPENSATION UPON TERMINATION FOLLOWING CHANGE IN CONTROL.
(a) If the Employee's employment by the Company shall be terminated following a Change in Control of the Company in connection with a Change in Control and such termination is for reasons other than for Cause (as hereinafter defined), retirement, death or disability or if the Employee is deemed terminated pursuant to Section 10(a), then the Employee shall be entitled, at his election, to the benefits provided below:

                  (i) The Company shall continue to pay the Employee, except as otherwise provided below, either (a) his full base salary (as specified in Section 4 hereof) for the remainder of the term of this Agreement or any renewal period, as the case may be, at the rate in effect on the date of termination, plus all other amounts to which he is entitled under any compensation plan of the Company on the date of termination or (b) a lump sum severance payment (the "Severance Payment") equal to
         2.99 times his "base amount", as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and reduced as discussed below. Such base amount shall be determined in accordance with temporary or final regulations, if any, promulgated under Section 280G of the code and based upon the advice of the tax counsel referred to in clause (ii), below. The Employee shall make his election by written notice to the Company within ten (10) business days after he receives a Notice of Termination or, if the Employee is terminating


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         this Agreement for Good Reason, such election shall be stated in his
         Notice of Termination to the Company.

                  (ii) The Severance Payment shall be reduced by the amount of any other payment or the value of any benefit received or to be received by the Employee in connection with a Change in Control of the Company or the Employee's termination of employment (whether pursuant to the terms of this Agreement, any other plan, agreement or arrangement with the Company, any person whose actions result in control, or any person affiliated with the Company or such person) unless (a) the Employee shall have effectively waived his receipt or enjoyment of such payment or benefit prior to the date of payment of the Severance Payment, (b) in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Employee, such other payment or benefit does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, or (c) in the opinion of such tax counsel, the Severance Payment (in its full amount or as partially reduced under this clause (ii), as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code are reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4) of the Code or are otherwise not subject to disallowance as a deduction by reason of Section 280G of the Code. The value of any non-cash benefit or any deferred cash payment shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.


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                  (iii) Except to the extent that such payments would result
         (or, if paid after the Severance Payment, would have resulted) under clause (ii) above, in a reduction in the Severance Payment, notwithstanding any provision of an incentive plan, if any, the Company shall pay to the Employee a lump sum amount equal to the sum of (x) any incentive compensation which has been allocated or awarded to him for a fiscal year or other measuring period preceding the date of termination but which has not yet been paid, and (y) all legal fees and expenses incurred by the Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder), such payment to be made at the later of the times provided in clause (iv), below, or within five (5) days after the Employee's request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

                  (iv) The payments provided for in clauses 11(a)(i) and 11(a)(iii) above, shall (except as otherwise provided therein) be made not later than the fifth day following the date of termination; provided, however, that if the amounts of such payments, and the limitation on such payments set forth in clause 11(a)(ii) above, cannot be finally determined on or before such day, the Company shall pay to the Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at


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         the rate provided in Section 1247(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the date of termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Employee, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1247(b)(2)(B) of the Code).

                  (v) The Employee shall be required to mitigate the amount of any payment provided for in this Section 11 by seeking other employment and the amount of any payment or benefit provided for in this Section 11 shall be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company or otherwise.

                  12. TERMINATION. This Agreement shall terminate earlier than the stated term in the following circumstances:

                      (a) Death. In the event of the Employee's death during the term of this Agreement or any renewal period, as the case may be, this Agreement shall terminate on the date of death.

                      (b) Retirement. The Employee retires voluntarily under the Company's retirement plan.

                      (c) Cause. The Company may terminate the Employee for Cause. "Cause" shall mean termination upon (i) the willful and continued failure by the Employee to perform substantially his duties with the Company or the Employee's willful failure to follow


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any directive issued by the Board of Directors or Chief Executive Officer (other than any such failure resulting from the Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Employee for Good Reason pursuant to Section
10 hereof), 10 days after a written demand for substantial performance is delivered to the Employee by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Employee has not substantially performed his duties, (ii) any material breach of the Agreement by the Employee, (iii) any willful, intentional, reckless or negligent act by the Employee having the effect of materially injuring the business, financial condition or prospects of the Company, the Parent Company or any subsidiary or the reputation of the business or injury any customer, supplier, employee or other business relationships of the Company, the Parent Company or any Subsidiary, or (iv) the conviction of the Employee of any felony or a crime involving larceny. For purposes of this Section 12(c), no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without the reasonable belief that the Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a resolution duly adopted by the majority vote of the entire membership of the Board of Directors, exclusive of the Employee, at a meeting of the Board of Directors called and held for such purpose, finding that in the good faith opinion of the Board of Directors, the Employee was guilty of conduct set forth above in clauses (i), (ii), (iii) or (iv) of this Section 12(c) and specifying the particulars thereof in detail; provided, however, that if the Employee is terminated for alleged "Cause" at any time


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during the term or any renewal thereof and it is later determined by a court of competent jurisdiction that no "Cause" existed for the termination, the Company shall be liable for all salary (but not bonuses, benefits and automobile entitlement) due and not yet paid under the Term or any renewal thereof and such sum shall be paid in a lump sum to the Executive with pre-judgment and post-judgment interest thereon.

                      (d) Resignation. The Employee resigns.

                  13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation, any company which may acquire all or substantially all of the Company's assets and business or into which the Company may be merged, and upon the Employee, his heirs, legal representatives, successors and assigns. The Employee may assign his right to benefits under this Agreement but not his obligations under this Agreement.

                  14. WAIVER. The failure of the Company or the Employee to insist, in any one or more instances, on performance of any term or condition of this Agreement, shall not be construed as a waiver of any such term, or condition, or any other term or condition, and the obligations of the parties with respect thereto shall continue in full force and effect.

                  15. NOTICES. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) one business day after having been sent by overnight courier, or (c) three (3) days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:


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                  If to the Company, to:

                  Hansen's Juices, Inc.
                  875 West Eighth Street
                  Azusa, CA 91702-2247

                  and

                  with copy to:

                  The Fresh Juice Company, Inc.
                  35 Walnut Avenue
                  Clark, New Jersey 07066
                  Attention:  Board of Directors
                  Facsimile No.: (201) 396-1112

                  and:

                  Bourne, Noll & Kenyon
                  382 Springfield Avenue
                  Summit, New Jersey 07901
                  Attention:  Craig M. Lessner, Esq.
                  Facsimile No.: (908) 277-6808

                  If to the Employee, to:

                  Jeffrey P. Heavirland
                  c/o The Fresh Juice Company of California, Inc.
                  875 West Eighth Street
                  Azuza, CA  91702-2247

or at such other addresses as such parties shall have specified by written notice to the other part hereto.

                  16. GOVERNING LAW. This Agreement has been made and shall be construed in accordance with the laws of the State of California. This Agreement, when effective, supersedes all previous agreements between the Employee and Company regarding employment.

                  17. RENEWAL. Unless Employee is terminated for Cause (as defined in Section 12 hereof) either during the Term or at any time thereafter, the Employee shall be entitled to a


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severance payment of $150,000 upon termination of his employment with the
Company (or its Parent Company or any Subsidiary, as the case may be). The severance payment shall be paid in 50 weekly installments of $3,000 each, beginning 30 days after such termination; provided, however, no such severance payments shall become due until Employee has executed and delivered to the Company a General Release acceptable to the Company and its counsel, pursuant to which Employee releases any and all claims Employee has or may have against the Company, the Parent Company and any Subsidiary and their respective officers, directors, employees, agents, attorneys, etc.

                  18. ALTERNATIVE DISPUTE RESOLUTION. The parties hereto agree to settle any dispute arising hereunder pursuant to the provisions of The New Jersey Alternative Procedure for Dispute Resolution Act (N.J.S.A. 2A:23A-1 et seq.) and to use J.A.M.S./ENDISPUTE (Orange County, California) and a retired judge associated therewith as the referee under such procedure.

                  19.   PROTECTION OF CONFIDENTIAL INFORMATION.

                  19.1. CONFIDENTIALITY. In view of the fact that the Employee's work as an Executive of the Company will bring him into close contact with many confidential affairs of the Company, the Parent Company and the Subsidiaries, including the names of the Company's, the Parent Company's and the Subsidiaries' customers and suppliers, matters of a business nature such as information about costs, profits, markets, sales, other information not readily available to the public, and plans for future developments (hereinafter collectively "Confidential Matters"), the Employee agrees: (i) to keep secret all Confidential Matters of the Company, the Parent Company and the Subsidiaries, and not to disclose such Confidential Matters to anyone outside


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of the Company, the Parent Company and the Subsidiaries, either during or after his employment with the Company, except with the written consent of the Company's Board of Directors at each time as to any Confidential Matter which is to be disclosed, and (ii) to deliver promptly to the Company on termination of his employment, or at any time the Company may so request, all memoranda, notes, records, reports, lists and other documents (and all copies thereof) and materials relating to the Company's, the Parent Company's and the Subsidiaries' business which he may then possess or have under this control.

                  19.2. AGREEMENT NOT TO COMPETE. During the period from the date hereof until three (3) years after the termination or nonrenewal of the Employee's employment with the Company, the Parent Company and/or the Subsidiary for any reason, the Employee shall not (i) purchase, acquire or otherwise own an ownership interest of greater than 5% of a company or other entity which is at such time engaged in the juice beverage industry and active in the same geographic area as the Company, the Parent Company or any Subsidiary, is otherwise competitive with the Company, the Parent Company or any Subsidiary, or is attempting to enter such industry in such geographic area or to become otherwise competitive; (ii) act as a consultant, officer, director, employee or in any other capacity, whose responsibilities are related to the juice beverage industry in the same geographic area as the Company, the Parent Company or any Subsidiary operates; or (iii) solicit in any way (for juice or other products) or entice away from the Company, the Parent Company or any Subsidiary (a) any clients or account of the Company, the Parent Company or any Subsidiary which were active clients or accounts of the Company, the Parent Company or any Subsidiary during the Employee's employment with the Company, the Parent Company or any Subsidiary, (b) any prospective client or account of the


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Company, the Parent Company or any Subsidiary, which the Company, the Parent
Company or any Subsidiary was actively engaged in soliciting during the Employee's employment with the Company, the Parent Company or any Subsidiary,
(c) any employee of the Company, the Parent Company or any Subsidiary (unless such employee shall have either been discharged by such entity or shall have otherwise ceased to be employed by such entity for a period of 365 days) or (d) any manufacturers or suppliers of the Company, the Parent Company or any Subsidiary, which were manufacturers or suppliers of the Company, the Parent Company or any Subsidiary during the Employee's employment with the Company, the Parent Company or any Subsidiary. Notwithstanding the foregoing, however, if the Company fails to make any payment hereunder to the Employee when due, the provisions of this Section 19.2 shall not apply.

                  19.3. REMEDIES. The Employee recognizes that any breach of the covenants contained in Sections 19.1 or 19.2 hereof would irreparably injure the Company, the Parent Company and/or the Subsidiaries, as the case may be. Accordingly, the Employee agrees that any breach of the covenants contained in Sections 19.1 or 19.2 hereof will result in forfeiture to the Company as liquidated damages of any and all amounts otherwise payable to the Employee under this Agreement as of and from the date of such breach. Furthermore, the Company may, in addition to pursuing its other remedies, obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of this Agreement by the Employee and no bond or other security shall be required in connection with such injunction.

                  (b) In the event of any judicial proceeding relating to a breach by either party hereunder, (i) all sums determined to be due hereunder in such judicial proceeding shall be due and payable in a lump sum (unless otherwise ordered by the court in which such judicial


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proceeding is brought) and (ii) the non prevailing party shall be liable for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with any action taken to enforce this Agreement or obtain judgment for a breach hereof.

                  19.4. REFORMATION. If any of the covenants contained in Sections 19.1 or 19.2 hereof, or any part thereof, are held to be unenforceable because of the scope or duration of any such provision, the parties agree that the body making such determination shall have the power to reduce the scope or duration of such provision and, in its reduced form, said provision shall be enforceable. If any of the covenants in Sections 19.1 or 19.2 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants, which shall be given full force and effect without regard to the invalid provisions.

                  20. CHANGE OF OFFICE NOT A BREACH. Notwithstanding anything herein to the contrary, in the event the Company's Board of Directors determines that it is in the best interest of the Company to replace Employee as President, the Company shall not be in breach of this Agreement so long as Employee continues to remain employed by the Company as a Senior Executive Officer with duties commensurate with such position.

                  21.   REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE.

                  The Employee hereby represents and warrants to the Company that (i) delivery and performance of this Agreement by the Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which he is bound, (ii) the Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, (iii) upon the execution and delivery of this Agreement by the

Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms, and (iv) as of the date immediately prior to the date hereof, none of the Company or its Subsidiaries is in any way indebted or obligated to the Employee and the Employee is in no way indebted or obligated to the Company or any of its Subsidiaries, other than as set forth in, pursuant to or in connection with the Merger Agreement.

                  22.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Employee that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors' rights generally and that equitable remedies may be granted in the discretion of a court.

                  23.   GENERAL.

                  23.1. GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) This Agreement, and all rights, duties and remedies hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of law principles thereof.

                  (b) Subject to Section 18, the parties agree to submit themselves to the jurisdiction of the courts of the State of California and the United States District Court for the jurisdiction covering the State of California for the resolution of any dispute in connection with or arising out of this Agreement and the transactions contemplated hereunder.

                  23.2. TAX WITHHOLDING. All payments made under this Agreement shall be reduced by any deductions or amounts to be withheld as shall be required by applicable law and regulations.

                  23.3. SURVIVAL. This Agreement shall terminate and all rights and obligations of the Company and the Employee hereunder shall cease upon termination of the Employee's employment; provided, however, that those rights and obligations set forth in Sections 4.1 (unless the Employee's employment hereunder is terminated pursuant to Section 12 hereof) and 19 of this Agreement shall survive and continue in full force and effect.

                  23.4. DESCRIPTIVE HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

                  23.5. ENTIRE AGREEMENT. This Agreement, including any exhibits hereto, sets forth the entire agreement and understanding of the partes relating to the subject matter hereof and thereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof and thereof.

                  23.6. NO THIRD PARTY CONTRACT RIGHTS. This Agreement is intended solely for the benefit of the parties hereto. Nothing herein shall be construed or deemed to create any rights or benefits to any third parties or third party beneficiaries.

                  23.7. SEVERABILITY. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  23.8. NO CONFLICT. The Employee represents and warrants to the Company that he is subject to no presently existing written or oral employment agreement or non-competition agreement, that he has made no commitment of any kind inconsistent with the provisions of this Agreement and his duties hereunder, and that he is under no disability of any kind to enter into this Agreement and to perform all of his obligations hereunder.

                  23.9. ACTS OF THE COMPANY. The Employee agrees that the Employee may not, as an officer, director or shareholder of the Company (or the Parent Company or any Subsidiary, if and when applicable), take any action on behalf of the Company, the Parent Company or any Subsidiary with respect to this Agreement and the matters of the business of the Company, Parent Company or any Subsidiary which relate to the Employee personally or to his family without approval of the Board of Directors of the Company.

                  23.10. AMENDMENTS; WAIVERS. This Agreement may be amended, modified superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement, or shall affect the validity of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written.

Attest:                                       THE FRESH JUICE COMPANY OF
                                              CALIFORNIA, INC.,
                                              a wholly owned subsidiary of
                                              THE FRESH JUICE COMPANY, INC.

/s/ Steven Smith, Asst. Secr.                 By: /s/ Steven M. Bogen, C.E.O.
---------------------------------                 ---------------------------
Steven Smith, Assistant Secretary                 Steven M. Bogen
                                                  Chief Executive Officer

Witness:

/s/ Burton S. Rosky                               /s/ Jeffrey Heavirland
---------------------------------                 ----------------------------
    Burton S. Rosky                                   Jeffrey Heavirland

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